Exhibit 99.1

AMMO, Inc. Reports Fourth Quarter and Fiscal Year 2023 Financial Results

SCOTTSDALE, Ariz., June 14, 2023 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its Fourth Quarter and Fiscal Year 2023, ended March 31, 2023.

Fiscal Year 2023 Overview

●	Net Revenues of $191.4 million, a 20.3% decrease.
●	Gross profit margin of approximately 28.9%.
●	Adjusted EBITDA of $26.4 million, compared to $60.8 million.
●	Net loss of ($4.6) million, compared to net income of $33.2 million.
●	Diluted EPS of ($0.07), compared to $0.27.
●	Adjusted EPS of $0.16, compared to $0.46.

GunBroker.com “Marketplace” Metrics – Fiscal Year 2023

●	Marketplace revenue of approximately $63.1 million.
●	New user growth averaged 38,000 per month.
●	Average take rate increased to 5.6% compared to 5.1% in fiscal 2022.

Fourth Quarter 2023 Overview

●	Net Revenues decreased 37.7% to $43.7 million.
●	Gross profit margin of approximately 27.3%.
●	Adjusted EBITDA of $3.8 million compared to $10.7 million.
●	Net loss of ($2.9) million, compared to net income of $0.5 million.
●	Diluted EPS of ($0.03), compared to $0.00.
●	Adjusted EPS of $0.03, compared to $0.07.

GunBroker.com “Marketplace” Metrics – Fourth Quarter 2023

●	Marketplace revenue of approximately $16.7 million.
●	New user growth averaged 40,000 per month.
●	Average take rate increased to 6.0% compared to 5.4% in fiscal 2022.

Fred Wagenhals, AMMO’s Chairman & CEO, commented that “[w]e believe the increase in production capacity at our state-of-the-art Wisconsin plant, coupled with the continuing enhancement rollout to the GunBroker.com Marketplace site, has positioned our Company to effectively navigate current market-wide headwinds resulting from the current inflationary and recessionary drivers impacting the consumer.

“We are primed to take hold of these opportunities. The addition of our newest executive management team member, Jared Smith, President & COO, supports the high level of confidence I have in AMMO’s future. Jared’s experience, the wealth of his relationships, intellect and drive are all valuable assets for our organization as we chart our path forward to a bright future through the balance of this fiscal year and beyond,” Mr. Wagenhals concluded.

Fourth Quarter and Fiscal Year 2023 Results

We ended the Fiscal 2023 with cash generated from operations of approximately $35.6M and a cash balance of $39.1M. We were able to reduce our total inventories by $12.8M in our fourth fiscal quarter as we shifted our direction to a leaner operating model focusing on higher margin classes of ammunition and increased brass sales, which also afford us higher margins. Additionally, we continue to push forward on the improvements to our Marketplace, GunBroker.com, and expect the payment suite and cart platform to launch in the first half of our 2024 fiscal year, which should drive growth and profitability to the site.

We ended our fourth quarter with total revenues of approximately $43.7M in comparison to approximately $70.1M in the prior year quarter - this was a decrease of 37.7% from the prior year quarter. For the fiscal year, total revenues were $191.4M, decreasing 20.3% from the prior year. The decrease in revenue was mainly attributable to our ammunition segment and the inflationary impacts that are currently affecting the market. These market conditions also impacted the revenue of our Marketplace segment effecting a 7% decrease from the prior year quarter and a 2% decrease from the prior year in total. However, operating performance of our Marketplace, GunBroker.com still remained strong and although our top line revenues were slightly impacted, our margins are still comparable to historical performance.

Our cost of revenues was approximately $31.8M for the quarter compared to $49M in the comparable prior year quarter. Cost of revenues for the full fiscal year was $136M compared to $151.5M in the prior year. This decrease was related to reduced sales volume and increased commodity costs. Accordingly, this resulted in a gross margin of $11.9M compared to $21.1M in the prior year quarter and $55.4M for the year compared to $88.8 in the prior fiscal year. As our sales volume fell in the reported period, our transition to more profitable sales activity is currently in effect for first quarter of our 2024 fiscal year by shifting our focus to more sales of our premium brass and large caliber ammunition rounds, all of which drive improved margin.

Our balance sheet remains strong with our total current liabilities decreasing by 29% since our previous year end and our total current assets virtually unchanged, but our cash position increased $15.8M since the prior fiscal year or 68%.

For the quarter, we recorded adjusted EBITDA of approximately $3.8M, compared to prior year quarter adjusted EBITDA of $10.7M. For our fiscal year, our adjusted EBITDA was $26.4M compared to $60.8M in the prior fiscal year.

This resulted in a loss per share of $0.04 for the quarter or Adjusted Net Income per Share of $0.03 in comparison to a net income per share of $0.00 in the prior year quarter or Adjusted Net Income per Share of $0.07. For our fiscal year, a loss per share of $0.07 or Adjusted Net Income per Share of $0.16 in comparison to Net Income per share of $0.27 or Adjusted Net Income per Share of $0.46 in the prior year.

Conference Call

Management will host a conference call to discuss the Company’s Fourth Quarter and FY 2023 results at 5:00 p.m. ET today, June 14th, 2023.

Investors interested in participating in the live conference call or audio-only webcast, may join by dialing 1-866-777-2509 (domestic), 1-412-317-5413 (international), or via webcast at

https://dpregister.com/sreg/10179241/f9865bf53b.

Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Fourth Quarter and Fiscal Year 2023 Conference Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:

CoreIR

Phone: (212) 655-0924

AMMO, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	March 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$39,134,027	$23,281,475
Accounts receivable, net	29,346,380	43,955,084
Due from related parties	-	15,000
Inventories	54,344,819	59,016,152
Prepaid expenses	5,126,667	3,423,925
Current portion of restricted cash	500,000	-
Total Current Assets	128,451,893	129,691,636

Property and Equipment, net	55,963,255	37,637,806

Other Assets:
Deposits	7,028,947	11,360,322
Patents, net	5,032,754	5,526,218
Other intangible assets, net	123,726,810	136,300,387
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,261,634	2,791,850
TOTAL ASSETS	$412,335,387	$414,178,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,079,397	$26,817,083
Factoring liability	-	485,671
Accrued liabilities	4,353,354	6,178,814
Inventory credit facility	-	825,675
Current portion of operating lease liability	470,734	831,429
Current portion of note payable related party	180,850	684,639
Current portion of construction note payable	260,429	-
Insurance premium note payable	2,118,635	-
Total Current Liabilities	25,463,399	35,823,311

Long-term Liabilities:
Contingent consideration payable	140,378	204,142
Notes payable related party, net of current portion	-	181,132
Construction note payable, net of unamortized issuance costs	10,922,443	38,330
Operating lease liability, net of current portion	903,490	2,091,351
Deferred income tax liability	2,309,592	1,536,481
Total Liabilities	39,739,302	39,874,747

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of March 31, 2023 and March 31, 2022, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 118,562,806 and 116,485,747 shares issued and 118,294,478 and 116,485,747 outstanding at March 31, 2023 and March 31, 2022, respectively	118,294	116,487
Additional paid-in capital	391,940,374	385,426,431
Accumulated deficit	(18,941,825)	(11,240,752)
Treasury Stock	(522,158)	-
Total Shareholders’ Equity	372,596,085	374,303,566
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$412,335,387	$414,178,313

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2023	2022	2023	2022

Net Revenues
Ammunition sales	$23,508,227	$48,829,370	$114,116,044	$161,459,025
Marketplace revenue	16,662,831	17,962,465	63,149,673	64,608,516
Casing sales	3,512,664	3,309,728	14,174,084	14,201,625
	43,683,722	70,101,563	191,439,801	240,269,166

Cost of Revenues	31,773,675	49,047,882	136,031,204	151,505,657
Gross Profit	11,910,047	21,053,681	55,408,597	88,763,509

Operating Expenses
Selling and marketing	742,326	3,083,399	4,729,540	7,310,216
Corporate general and administrative	7,059,882	6,010,056	24,980,079	16,986,344
Employee salaries and related expenses	4,264,701	5,672,363	15,679,135	13,615,439
Depreciation and amortization expense	3,328,010	3,657,154	13,278,762	13,702,148
Total operating expenses	15,394,919	18,422,972	58,667,516	51,614,147
Income/(Loss) from Operations	(3,484,872)	2,630,709	(3,258,919)	37,149,362

Other Expenses
Other income/(expense)	(3,012)	52	25,181	21,840
Interest expense	(93,871)	(169,393)	(632,062)	(637,797)
Total other expense	(96,883)	(169,341)	(606,881)	(615,957)

Income/(Loss) before Income Taxes	(3,581,755)	2,461,368	(3,865,800)	36,533,405

Provision for Income Taxes	(639,189)	1,933,971	730,238	3,285,969

Net Income/(Loss)	(2,942,566)	527,397	(4,596,038)	33,247,436

Preferred Stock Dividend	(765,625)	(765,683)	(3,105,034)	(2,668,649)

Net Income/(Loss) Attributable to Common Stock Shareholders	$(3,708,191)	$(238,286)	$(7,701,072)	$30,578,787

Net Income/(Loss) per share
Basic	$(0.03)	$(0.01)	$(0.07)	$0.27
Diluted	$(0.03)	$0.00	$(0.07)	$0.27

Weighted average number of shares outstanding
Basic	117,874,162	115,507,063	117,177,885	112,328,680
Diluted	117,874,162	117,174,098	117,177,885	114,189,720

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	2023	2022

Cash flows from operating activities:
Net Income/(Loss)	(4,596,038)	33,247,436
Adjustments to reconcile Net Loss to Net Cash provided by (used in) operations:
Depreciation and amortization	17,519,949	17,339,093
Debt discount amortization	83,253	38,330
Employee stock awards	5,807,779	5,759,000
Stock grants	179,094	252,488
Stock for services	-	4,200
Contingent consideration payable fair value	(63,764)	(385,750)
Allowance for doubtful accounts	191,299	2,748,250
(Gain)/loss on disposal of assets	-	(12,044)
Reduction in right of use asset	629,140	720,491
Warrant issued for services	213,819	718,045
Deferred income taxes	773,111	1,536,481
Stock issued in lieu of cash payments	-	-
Interest on convertible promissory notes	-	-
Paycheck protection program note forgiveness	-	-
Loss on Jagemann Munition Components	-	-
Stock and warrants for note conversion	-	-
Changes in Current Assets and Liabilities
Accounts receivable	14,417,405	(20,707,052)
Due to (from) related parties	15,000	657
Inventories	4,671,333	(43,149,234)
Prepaid expenses	2,763,855	1,996,287
Deposits	4,306,375	(8,826,504)
Accounts payable	(8,737,686)	9,930,191
Accrued liabilities	(1,947,078)	2,374,686
Operating lease liability	(647,480)	(732,468)
Net cash provided by (used in) operating activities	35,556,366	2,852,583

Cash flows from investing activities:
Gemini acquisition	-	(50,517,840)
Purchase of equipment	(12,541,325)	(19,218,982)
Proceeds from disposal of assets	-	59,800
Net cash used in investing activities	(12,541,325)	(69,677,022)

Cash flow from financing activities:
Payments on inventory facility, net	(825,675)	(265,422)
Proceeds from factoring liability	57,300,000	121,488,045
Payments on factoring liability	(57,785,671)	(122,844,562)
Payments on assumed debt from Gemini	-	(50,000,000)
Payments on note payable - related party	(684,921)	(625,147)
Payments on insurance premium note payment	(2,134,143)	(2,208,369)
Proceeds from construction note payable	1,000,000	-
Payments on construction note payable	(150,743)	-
Payments on note payable	-	(4,000,000)
Sale of preferred stock	-	35,000,000
Common stock issued for exercised warrants	101,506	943,907
Common stock issuance costs	-	(3,199,922)
Preferred stock dividends paid	(2,960,416)	(2,524,087)
Common stock repurchase plan	(522,426)	-
Sale of common stock	-	-
Proceeds from paycheck protection program notes	-	-
Proceeds from note payable related party issued	-	-
Proceeds from note payable	-	-
Proceeds from convertible promissory notes	-	-
Payments on common stock repurchase and cancellation	-	-
Net cash used in financing activities	(6,662,489)	(28,235,557)

Net increase/(decrease) in cash	16,352,552	(95,059,996)
Cash, beginning of period	23,281,475	118,341,471
Cash and restricted cash, end of period	$39,634,027	$23,281,475

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Quarterly Report on Form 10-Q because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation of GAAP net income to Adjusted EBITDA

	For the Three Months Ended		For the Year Ended
	31-Mar-23	31-Mar-22	31-Mar -23	31-Mar -22

Reconciliation of GAAP net income to Adjusted EBITDA
Net Income (Loss)	$(2,942,566)	$527,397	$(4,596,038)	$33,247,436
Provision for Income Taxes	(639,189)	1,933,971	730,238	3,285,969
Depreciation and amortization	4,568,977	4,560,990	17,519,949	17,339,093
Interest expense, net	93,871	169,393	632,062	637,797
Employee stock awards	1,349,806	2,860,750	5,807,779	5,759,000
Stock grants	43,750	55,378	179,094	252,488
Stock for services	-	-	-	4,200
Warrants issued for services	106,910	572,537	213,819	718,045
Other expenses, net	3,012	(52)	(25,181)	(21,840)
Contingent consideration fair value	(18,192)	(22,997)	(63,764)	(385,750)
Proxy contest fees(1)	-	-	4,724,385	-
Other nonrecurring expenses(2)	1,248,865	-	1,248,865	-
Adjusted EBITDA	$3,815,244	$10,657,367	$26,371,208	$60,836,438

(1)	Includes proxy contention fees of $910,000 for Employee Stock Awards issued as a result of the Settlement Agreement as discussed in our Quarterly Report on Form 10-Q.
(2)	Other nonrecurring expenses consist of professional and legal fees that are nonrecurring in nature.

	For the Three Months Ended
	31-Mar-23		31-Mar-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income (Loss)	$(2,942,566)	$(0.02)	$527,397	$0.01
Depreciation and amortization	4,568,977	0.04	4,560,990	0.04
Interest expense, net	93,871	-	169,393	-
Employee stock awards	1,349,806	0.01	2,860,750	0.02
Stock grants	43,750	-	55,378	-
Stock for services	-	-	-	-
Warrants issued for services	106,910	-	572,537	0.01
Contingent consideration fair value	(18,192)	-	(22,997)	-
Proxy contest costs	-	-	-	-
Nonrecurring expenses	1,248,865	0.01	-	0.04
Tax effect(1)	(1,566,604)	(0.01)	(1,253,551)	(0.01)
Adjusted Net Income	$3,202,556	$0.03	$8,723,448	$0.07

(1)	Tax effects are estimated by applying the statutory rate to each applicable Non-GAAP adjustment.

	For the Years Ended
	31-Mar-23		31-Mar-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income (Loss)	$(4,596,038)	$(0.04)	$33,247,436	$0.29
Depreciation and amortization	17,519,949	0.15	17,339,093	0.15
Interest expense, net	632,062	0.01	637,797	-
Employee stock awards	5,807,779	0.05	5,759,000	0.05
Stock grants	179,094		252,488	-
Stock for services	-	-	4,200	-
Warrants issued for services	213,819	-	718,045	0.01
Contingent consideration fair value	(63,764)		(385,750)	-
Proxy contest costs	4,724,385	0.04	-	-
Nonrecurring expenses	1,248,865	0.01	-	-
Tax effect(1)	(6,393,194)	(0.06)	(4,763,876)	(0.04)
Adjusted Net Income	$19,272,957	$0.16	$52,808,433	$0.46

(1)	Tax effects are estimated by applying the statutory rate to each applicable Non-GAAP adjustment.

	For the Three Months Ended March 31,		For the Years Ended March 31,
	2023	2022	2023	2022
Weighted average number of shares outstanding
Basic	117,874,162	115,507,063	117,177,885	112,328,680
Diluted	117,874,162	117,174,098	117,177,885	114,189,720